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Exhibit 4.8

                 THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR EXEMPTION FROM REGISTRATION UNDER THE FOREGOING LAWS.

        THIS WARRANT SHALL BE VOID AFTER 5:00 P.M. EASTERN TIME ON AUGUST 16, 2007 (the "EXPIRATION DATE").

No. A-2

ODETICS, INC.

WARRANT TO PURCHASE 50,000 SHARES OF
CLASS A COMMON STOCK, PAR VALUE $0.10 PER SHARE

        For VALUE RECEIVED, Roth Capital Partners, LLC ("Warrantholder"), is entitled to purchase, subject to the provisions of this Warrant, from Odetics, Inc., a Delaware corporation ("Company"), at any time not later than 5:00 P.M., Eastern time, on the Expiration Date (as defined above), at an exercise price per share equal to $1.68 (the exercise price in effect being herein called the "Warrant Price"), 50,000 shares ("Warrant Shares") of the Company's Class A Common Stock, par value $0.10 per share ("Common Stock"). The number of Warrant Shares purchasable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time as described herein.

        Section 1.    Registration.    The Company shall maintain books for the transfer and registration of this Warrant. Upon the initial issuance of this Warrant, the Company shall issue and register the Warrant in the name of the Warrantholder.

        Section 2.    Transfers.    As provided herein, this Warrant may be transferred only pursuant to a registration statement filed under the Securities Act of 1933, as amended ("Securities Act"), or an exemption from such registration. Subject to such restrictions, the Company shall transfer this Warrant from time to time upon the books to be maintained by the Company for that purpose, upon surrender thereof for transfer properly endorsed or accompanied by appropriate instructions for transfer and such other documents as may be reasonably required by the Company, including, if required by the Company, an opinion of counsel to the Warrantholder to the effect that such transfer is exempt from the registration requirements of the Securities Act, to establish that such transfer is being made in accordance with the terms hereof, and a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Company.

        Section 3.    Exercise of Warrant.

        (a)    Cash Exercise.    Subject to the provisions hereof, the Warrantholder may exercise this Warrant in whole or in part at any time prior to the Expiration Date upon surrender of this Warrant, together with delivery of the duly executed Warrant exercise form attached hereto as Appendix A (the "Exercise Agreement") and payment by cash, certified check or wire transfer of funds for the aggregate Warrant Price for that number of Warrant Shares then being purchased, to the Company during normal business hours on any business day at the Company's principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof). Warrant Shares purchased pursuant to this Section 3(a) shall be deemed to be issued to the holder hereof or such holder's designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered (or evidence of loss, theft or destruction thereof and security or indemnity satisfactory to the Company), the Warrant Price shall have been paid and the completed Exercise Agreement shall have been delivered. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the holder hereof within a reasonable time, not exceeding three (3) business days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the holder hereof and shall be registered in the name of such holder or such other name as shall be designated by such holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised. As used herein, "business day" means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

        (b)    Net Issuance.    In lieu of payment of the Warrant Price described in Section 3(a), the Warrantholder may elect to receive, without the payment by the Warrantholder of any additional consideration, shares of Common Stock equal to the value of this Warrant or any portion hereof upon surrender of this Warrant, together with delivery of the duly executed net issue election notice attached hereto as Appendix B (the "Net Issuance Election Notice"), to the Company during normal business hours on any business day at the Company's principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof). Thereupon, the Company shall issue to the Warrantholder such number of fully paid and nonassessable shares of Common Stock as is computed using the following formula:

X	=	Y (A - B) A

    where

    "X" equals the number of shares of Common Stock to be issued to the Warrantholder pursuant to this Section 3(b);

    "Y" equals the number of Warrant Shares covered by this Warrant in respect of which the net issuance election is made pursuant to this Section 3(b), as specified in the Net Issuance Election Notice;

    "A" equals the Market Price of one share of Common Stock, as determined in accordance with the provisions Section 9(c) of this Warrant, on the business day immediately preceding surrender of this Warrant and delivery of the completed Net Issuance Election Notice; and

    "B" equals the Warrant Price in effect under this Warrant at the time the net issuance election is made pursuant to this Section 3(b).

        Warrant Shares acquired pursuant to this Section 3(b) shall be deemed to be issued to the holder hereof or such holder's designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered (or evidence of loss, theft or destruction thereof and security or indemnity satisfactory to the Company) and the completed Net Issuance Election shall have been delivered. Certificates for the Warrant Shares so acquired, representing the aggregate number of shares computed in accordance with the formula above, shall be delivered to the holder hereof within a reasonable time, not exceeding three (3) business days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the holder hereof and shall be registered in the name of such holder or such other name as shall be designated by such holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised.

        Section 4.    Compliance with the Securities Act.    The Company may cause the legend set forth on the first page of this Warrant to be set forth on each Warrant or similar legend on any security issued or issuable upon exercise of this Warrant, unless counsel for the Company is of the opinion as to any such security that such legend is unnecessary. Notwithstanding the foregoing, if the Warrantholder exercises a net issuance pursuant to Section 3(b), the Warrant Shares will be deemed to be purchased under Section 3(a)(9) of the Securities Act and will not be "restricted securities" or subject to legend if this Warrant has been held for a period of one year or more.

        Section 5.    Certification of Investment Purpose.    By accepting this Warrant, the Warrantholder: (a) represents that this Warrant is being acquired for the account of the Warrantholder and for investment purposes only and that such Warrant is not being acquired with a view to, or for sale in connection with, any distribution, and (b) covenants and agrees that, unless a current registration statement under the Securities Act shall be in effect with respect to the Warrant Shares to be issued upon exercise of this Warrant, at the time of exercise hereof, the Warrantholder will deliver to the Company a written certification executed by the Warrantholder that the Warrant Shares acquired by it upon exercise hereof are for the account of such Warrantholder and acquired for investment purposes only and that such Warrant Shares are not acquired with a view to, or for sale in connection with, any distribution.

        Section 6.    Payment of Taxes.    The Company will pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Warrant Shares in a name other than that of the registered holder of this Warrant in respect of which such shares are issued, and in such case, the Company shall not be required to issue or deliver any certificate for Warrant Shares or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's reasonable satisfaction that such tax has been paid. The holder shall be responsible for income taxes due under federal, state or other law, if any such tax is due.

        Section 7.    Mutilated or Missing Warrants.    In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue in exchange and substitution of and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of Warrant Shares, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of the Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable indemnity or bond with respect thereto, if requested by the Company.

        Section 8.    Reservation of Common Stock.    The Company hereby represents and warrants that there have been reserved, and the Company shall at all applicable times keep reserved until issued (if necessary) as contemplated by this Section 8, out of the authorized and unissued shares of Common Stock, sufficient shares to provide for the exercise of the rights of purchase represented by this Warrant. The Company agrees that all Warrant Shares issued upon due exercise of this Warrant shall be, at the time of delivery of the certificates for such Warrant Shares, duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company.

        Section 9.    Adjustments.    Subject and pursuant to the provisions of this Section 9, the Warrant Price and number of Warrant Shares subject to this Warrant shall be subject to adjustment from time to time as set forth hereinafter.

        (a)  If the Company shall, at any time or from time to time while this Warrant is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then the number of Warrant Shares purchasable upon exercise of this Warrant and the Warrant Price in effect immediately prior to the date upon which such change shall become effective, shall be adjusted by the Company so that the Warrantholder thereafter exercising this Warrant shall be entitled to receive the number of shares of Common Stock or other capital stock which the Warrantholder would have received if this Warrant had been exercised immediately prior to such event upon payment of a Warrant Price that has been adjusted to reflect a fair allocation of the economics of such event to the Warrantholder. Such adjustments shall be made successively whenever any event listed above shall occur.

        (b)  If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation in which the Company is not the survivor, or sale, transfer or other disposition of all or substantially all of the Company's assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each Warrantholder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of this Warrant, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of this Warrant, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of each Warrantholder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Warrant Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise thereof. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the holder of this Warrant, at the last address of such holder appearing on the books of the Company, such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase, and the other obligations under this Warrant. The provisions of this paragraph (b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

        (c)  In case the Company shall fix a payment date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions referred to in Section 9(a)), or subscription rights or warrants, the Warrant Price to be in effect after such payment date shall be determined by multiplying the Warrant Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Market Price (as defined below) per share of Common Stock immediately prior to such payment date, less the fair market value (as determined in good faith by the Company's Board of Directors) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such Market Price per share of Common Stock immediately prior to such payment date. "Market Price" as of a particular date (the "Valuation Date") shall mean the following: (a) if the Common Stock is then listed on a national securities exchange, the closing sale price of one share of Common Stock on such exchange on the last trading day prior to the Valuation Date; (b) if the Common Stock is then quoted on The Nasdaq Stock Market, Inc. ("Nasdaq"), the closing sale price of one share of Common Stock on Nasdaq on the last trading day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low asked price quoted on Nasdaq on the last trading day prior to the Valuation Date; or (c) if the Common Stock is not then listed on a national stock exchange or quoted on Nasdaq, the fair market value of one share of Common Stock as of the Valuation Date shall be determined in good faith by the Board of Directors of the Company.

        (d)  For the term of this Warrant, in addition to the provisions contained above, the Warrant Price shall be subject to adjustment as provided below. An adjustment to the Warrant Price shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

        (e)  In the event that, as a result of an adjustment made pursuant to this Section 8, the holder of this Warrant shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Warrant.

        (f)    Except as provided in subsection (g) hereof, if and whenever the Company shall issue or sell, or is, in accordance with any of subsections (f)(l) through (f)(7) hereof, deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share less than the Warrant Price in effect immediately prior to the time of such issue or sale, then and in each such case (a "Trigger Issuance") the then-existing Warrant Price, shall be reduced, as of the close of business on the effective date of the Trigger Issuance, to a price determined as follows:

Adjusted Warrant Price	=	(A × B) + D A+C

        where

        "A" equals the number of shares of Common Stock outstanding, including Additional Shares (as defined below) deemed to be issued hereunder, immediately preceding such Trigger Issuance;

        "B" equals the Warrant Price in effect immediately preceding such Trigger Issuance;

        "C" equals the number of Additional Shares of Common Stock issued or deemed issued hereunder as a result of the Trigger Issuance; and

        "D" equals the aggregate consideration, if any, received or deemed to be received by the Company upon such Trigger Issuance;

provided, however, that in no event shall the Warrant Price after giving effect to such Trigger Issuance be greater than the Warrant Price in effect prior to such Trigger Issuance.

        For purposes of this subsection (f), "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this subsection (f), other than Excluded Issuances (as defined in subsection (g) hereof).

        Notwithstanding the foregoing, no adjustment in the Warrant Price shall result in the Warrant Price being less than $1.20 (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the Common Stock occurring after the date hereof) (the "Floor Price"). In the event that any adjustment in the Warrant Price required by this Warrant would result in the Warrant Price being adjusted to a price lower than the Floor Price, the Warrant Price shall be reduced to the Floor Price.

        For purposes of this subsection (f), the following subsections (f)(l) to (f)(7) shall also be applicable:

          (f)(1)    Issuance of Rights or Options. In case at any time the Company shall in any manner grant (directly and not by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called

  "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus (y) the aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus (z), in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Warrant Price in effect immediately prior to the time of the granting of such Options, then the total number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Warrant Price. Except as otherwise provided in subsection 9(f)(3), no adjustment of the Warrant Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

          (f)(2)    Issuance of Convertible Securities. In case the Company shall in any manner issue (directly and not by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus (y) the aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Warrant Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Warrant Price, provided that (a) except as otherwise provided in subsection 9(f)(3), no adjustment of the Warrant Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities and (b) no further adjustment of the Warrant Price shall be made by reason of the issue or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Warrant Price have been made pursuant to the other provisions of subsection 9(f).

          (f)(3)    Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subsection 9(f)(l) hereof, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subsections 9(f)(l) or 9(f)(2), or the rate at which Convertible Securities referred to in subsections 9(f)(l) or 9(f)(2) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Warrant Price in effect at the time of such event shall forthwith be readjusted to the Warrant Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. On the termination of any Option for which any adjustment was made pursuant to this subsection 9(f) or any right to convert or exchange Convertible Securities for which any adjustment was made pursuant to this subsection 9(f) (including without limitation upon the redemption or purchase for consideration of such Convertible Securities by the Company), the Warrant Price then in effect hereunder shall forthwith be changed to the Warrant Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

          (f)(4)    Stock Dividends. Subject to the provisions of this Section 9(f), in case the Company shall declare a dividend or make any other distribution upon any stock of the Company (other than the Common Stock) payable in Common Stock, Options or Convertible Securities, then any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

          (f)(5)    Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor, after deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Company, after deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Company. If Common Stock, Options or Convertible Securities shall be issued or sold by the Company and, in connection therewith, other Options or Convertible Securities (the "Additional Rights") are issued, then the consideration received or deemed to be received by the Company shall be reduced by the fair market value of the Additional Rights (as determined using the Black-Scholes option pricing model or another method mutually agreed to by the Company and the Warrantholder). The Board of Directors of the Company shall respond promptly, in writing, to an inquiry by the Warrantholder as to the fair market value of the Additional Rights. In the event that the Board of Directors of the Company and the Warrantholder are unable to agree upon the fair market value of the Additional Rights, the Company and the Warrantholder shall jointly select an appraiser, who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne evenly by the Company and the Warrantholder.

          (f)(6)    Record Date. In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

          (f)(7)    Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly-owned subsidiaries, and the disposition of any such shares (other than the cancellation or retirement thereof) shall be considered an issue or sale of Common Stock for the purpose of this subsection (f).

        (g)  Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the Warrant Price in the case of the issuance of (A) capital stock, Options or Convertible Securities issued to directors, officers, employees or consultants of the Company in connection with their service as directors or advisory board members of the Company, their employment by the Company or their retention as consultants by the Company pursuant to an equity compensation program approved by the Board of Directors of the Company or the compensation committee of the Board of Directors of the Company, (B) shares of Common Stock issued upon the conversion or exercise of Options or Convertible Securities issued prior to the date hereof, (C) securities issued pursuant to that certain Subscription Agreement dated August 7, 2002, among the Company and the Purchasers named therein (the "Purchase Agreement") and securities issued upon the exercise or conversion of those securities, (D) warrants issued to Roth Capital Partners, LLC pursuant to that certain Letter Agreement, dated July 2, 2002, among Roth Capital Partners, LLC and the Company and securities issued upon the exercise of those warrants, and (E) shares of Common Stock issued or issuable by reason of a dividend, stock split or other distribution on shares of Common Stock (but only to the extent that such a dividend, split or distribution results in an adjustment in the Warrant Price pursuant to the other provisions of this Warrant) (collectively, "Excluded Issuances").

        Section 10.    Fractional Interest.    The Company shall not be required to issue fractions of Warrant Shares upon the exercise of this Warrant. If any fractional share of Common Stock would, except for the provisions of the first sentence of this Section 10, be deliverable upon such exercise, the Company, in lieu of delivering such fractional share, shall pay to the exercising holder of this Warrant an amount in cash equal to the Market Price of such fractional share of Common Stock on the date of exercise.

        Section 11.    Benefits.    Nothing in this Warrant shall be construed to give any person, firm or corporation (other than the Company and the Warrantholder) any legal or equitable right, remedy or claim, it being agreed that this Warrant shall be for the sole and exclusive benefit of the Company and the Warrantholder.

        Section 12.    Notices to Warrantholder.    Upon the happening of any event requiring an adjustment of the Warrant Price, the Company shall promptly give written notice thereof to the Warrantholder at the address appearing in the records of the Company, stating the adjusted Warrant Price and the adjusted number of Warrant Shares resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Failure to give such notice to the Warrantholder or any defect therein shall not affect the legality or validity of the subject adjustment.

        Section 13.    Identity of Transfer Agent.    The Transfer Agent for the Common Stock is U.S. Stock Transfer Corporation. Upon the appointment of any subsequent transfer agent for the Common Stock or other shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by this Warrant, the Company will mail to the Warrantholder a statement setting forth the name and address of such transfer agent.

        Section 14.    Notices.    Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or facsimile, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three (3) business days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one (1) business day after delivery to such carrier. All notices shall be addressed as follows: if to the Warrantholder, at its address as set forth in the Company's books and records and, if to the Company, at the address as follows, or at such other address as the Warrantholder or the Company may designate by ten (10) days' advance written notice to the other:

        If to the Company:

    Odetics, Inc.
    1515 South Manchester Avenue
    Anaheim, California 92802
    Attention: Gregory A. Miner
    Fax: (714) 780-7857

        With a copy to:

    Brobeck, Phleger & Harrison LLP
    38 Technology Drive
    Irvine, California 92618
    Attention: Ellen S. Bancroft, Esq.
    Fax: (949) 790-6301

        Section 15.    Registration Rights.

        (a)    Piggyback Registration.    If the Company determines to register for its own account or the account of others under the Securities Act any of its equity securities (including, without limitation, any registration pursuant to Section 2(a) of the Registration Rights Agreement, dated August 16, 2002, by and among the Company and the Purchasers named in the Purchase Agreement), other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business, or equity securities issuable in connection with stock option or other employee benefit plans, the Company shall send to each holder of Warrants or Warrant Shares written notice of such determination and, if within ten (10) business days after receipt of such notice, such holder shall so request in writing (hereafter a "Selling Holder"), the Company shall include in such Registration Statement all or any part of the Warrant Shares issuable or issued upon exercise of this Warrant (the "Registrable Securities") such Selling Holder requests to be registered; provided, however, that a Warrant Share shall cease to be a Registrable Security, and the Company's obligation to include such Warrant Share in a Registration Statement pursuant to this Section 15(a) shall terminate, upon (i) the sale of such Warrant Share pursuant to a Registration Statement or Rule 144 under the Securities Act, or (ii) such Warrant Share becoming eligible for sale by the holder pursuant to Rule 144(k). In the event that the managing underwriter for an offering advises the Company in writing that the inclusion of such Warrant Shares in the offering would be materially detrimental to the offering, such securities shall nevertheless be included in the Registration Statement, provided that each holder desiring to have its Warrant Shares included in the Registration Statement agrees in writing, for a period of 90 days following such offering, not to sell or otherwise dispose of such Warrant Shares pursuant to such Registration Statement, which Registration Statement the Company shall keep updated and effective for a period of at least nine months following the expiration of such 90-day period.

        (b)    Obligations of the Selling Holders.

            (i)  Each Selling Holder shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least five (5) business prior to the first anticipated filing date of any Registration Statement, the Company shall notify each Selling Holder of the information the Company requires from such Selling Holder if such Investor elects to have any of the Registrable Securities included in the Registration Statement. A Selling Holder shall provide such information to the Company at least two (2) business days prior to the first anticipated filing date of such Registration Statement if such Selling Holder elects to have any of the Registrable Securities included in the Registration Statement.

          (ii)  Each Selling Holder by such Selling Holder's acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Selling Holder has notified the Company in writing of such Selling Holder's election to exclude all of such Selling Holder's Registrable Securities from the Registration Statement.

          (iii)  Upon the receipt of any notice from the Company that (A) the Company is in possession of material non-public information the disclosure of which at the time is not, in the good faith judgment of the Company, in the best interests of the Company and (B) the Company is suspending the use of a Prospectus which forms a part of a Registration Statement covering Registrable Securities, a Selling Holder will immediately discontinue disposition of such Registrable Securities pursuant to such Prospectus. Following the receipt of such notice, such Selling Holder will not recommence dispositions of such Registrable Securities pursuant to such Prospectus until it has either (x) been advised by the Company that the material-nonpublic information has been disclosed in a filing with the SEC that is incorporated by reference into such Prospectus or (y) received from the Company copies of the supplemented or amended Prospectus filed with the SEC and declared effective. If so directed by the Company, such Selling Holder shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Selling Holder's possession of the Prospectus current at the time of receipt of such notice. Any suspension of the use of a Prospectus covering Registrable Securities pursuant to this Section 15(b)(iii) shall not exceed twenty (20) consecutive days. Further, the Company shall not suspend the use of any Prospectus covering Registrable Securities for more than forty-five (45) days in any twelve (12) month period. In no event, without the prior written consent of a Selling Holder, shall the Company disclose to such Selling Holder any of the facts or circumstances regarding the material non-public information giving rise to a suspension of the use of a Prospectus.

          (iv)  Upon receipt of any notice from the Company pursuant to Section 15(c)(iv)(E) below, a Selling Holder will immediately discontinue disposition of Registrable Securities pursuant to a Prospectus which forms a part of a Registration Statement covering such Registrable Securities. Following the receipt of such notice, such Selling Holder will not recommence dispositions of such Registrable Securities pursuant to such Prospectus until it has either (x) been advised by the Company that the untrue statement or omission has been corrected by a filing with the SEC that is incorporated by reference into such Prospectus or (y) received from the Company copies of the supplemented or amended Prospectus filed with the SEC and declared effective. If so directed by the Company, such Selling Holder shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Selling Holder's possession of the Prospectus current at the time of receipt of such notice.

          (v)  No Selling Holder may participate in any underwritten registration hereunder unless such Selling Holder (i) agrees to sell the Registrable Securities on the basis provided in any underwriting arrangements in usual and customary form entered into by the Company, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions and other fees and expenses of investment bankers and any manager or managers of such underwriting, except as provided in Section 15(e) below. Notwithstanding the foregoing, no Selling Holder shall be required to make any representations to such underwriter, other than those with respect to itself and the Registrable Securities owned by it, including its right to sell the

  Registrable Securities, and any indemnification in favor of the underwriter by the Selling Holders shall be several and not joint and limited in the case of any Selling Holder, to the proceeds received by such Selling Holder from the sale of its Registrable Securities. The scope of any such indemnification in favor of an underwriter from the Selling Holders shall be limited to the same extent as the indemnity provided in Section 15(f) hereof.

        (c)    Obligations of the Company.    If and whenever the Company is required to effect a registration of Registrable Securities pursuant to Section 15(a), the Company will, as expeditiously as possible:

            (i)  prepare and file with the SEC, as soon as practicable, a Registration Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof, and use commercially reasonable efforts to cause such Registration Statement to become effective; provided that at least five (5) days prior to filing a Registration Statement or Prospectus or any amendment or supplements thereto, including documents incorporated by reference after the initial filing of any Registration Statement, the Company will furnish to the Selling Holders of the Registrable Securities covered by such Registration Statement copies of all such documents to be filed, which documents will be subject to the review of such Selling Holders;

          (ii)  if a Registration Statement covering Registrable Securities is on Form S-3, use commercially reasonable efforts to cause such Registration Statement to remain continuously effective for a period that will terminate upon the earlier of (i) the date on which all Registrable Securities covered by such Registration Statement as amended from time to time, have been sold, and (ii) the date on which all Registrable Securities covered by such Registration Statement may be sold pursuant to Rule 144(k);

          (iii)  if a Registration Statement covering Registrable Securities is on a form other than Form S-3 (including, but not limited to, Form S-1), prepare and file with the SEC such amendments and post-effective amendments to such Registration Statement as may be necessary to keep such Registration Statement effective for a reasonable period or as otherwise provided herein; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act;

          (iv)  notify the Selling Holders of Registrable Securities promptly, and (if requested by any such Selling Holder) confirm such advice in writing, (A) when a Registration Statement, Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective; (B) of any request by the SEC for amendments or supplements to a Registration Statement or related Prospectus or for additional information; (C) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (E) of the happening of any event that makes any statement of a material fact made in a Registration Statement, a Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in a Registration Statement or Prospectus so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

          (v)  use commercially reasonable efforts to (A) prevent the issuance of any stop order or other suspension of effectiveness and, (B) if such order is issued, obtain the withdrawal of any such order at the earliest possible moment;

          (vi)  furnish to each Selling Holder of Registrable Securities, without charge, at least one signed copy of a Registration Statement and any amendment thereto;

        (vii)  deliver to each Selling Holder of Registrable Securities, without charge, as many copies of a Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto as such Selling Holder may reasonably request;

        (viii)  prior to any public offering of Registrable Securities, use commercially reasonable efforts to register or qualify or cooperate with the Selling Holders of Registrable Securities and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as any Selling Holder reasonably requests, keep each such registration or qualification effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided that the Company will not be required to (x) qualify to do business in any jurisdiction where it is not then so qualified, (y) subject itself to general taxation in any jurisdiction where it would not otherwise by so subject or (z) take any action which would subject the Company to general service of process in any jurisdiction where it is not at the time so subject;

          (ix)  cooperate with the Selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends;

          (x)  upon the occurrence of any event contemplated by Section 15(d)(iv)(E) above and if requested by a Selling Holder, prepare a supplement or post-effective amendment to the applicable Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading (unless the Company has exercised its right to suspend use of such Prospectus pursuant to Section 15(b)(iii));

          (xi)  with respect to each issue or class of Registrable Securities, use its best efforts to cause all Registrable Securities covered by a Registration Statements to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed;

        (xii)  if the registration is in connection with an underwritten offering, enter into and perform its reasonable obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the underwriter(s) of the offering;

        (xiii)  if required by the underwriter, or if any Selling Holder is described in the Registration Statement as an underwriter, the Company shall furnish, on the effective date of the Registration Statement (except with respect to clause (A) below) and on the date that Registrable Securities are delivered to an underwriter, if any, for sale in connection with the Registration Statement (including any Investor deemed to be an underwriter), (A) (1) in the case of an underwritten offering, an opinion, dated as of the closing date of the sale of Registrable Securities to the underwriters, from outside legal counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the underwriters and the Selling Holders participating in such underwritten offering or (2) in the case of an "at the market" offering, an opinion, dated as of or promptly after the effective date of the Registration Statement to the Investors, from outside legal counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in a public offering, addressed to the Selling Holders, and (B) a letter, dated as of the effective date of such Registration Statement and confirmed as of the applicable dates described above, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters (including any Selling Holder deemed to be an underwriter);

        (xiv)  make available for inspection by one or more representatives of the Selling Holders of Registrable Securities and any attorney or accountant retained by such Selling Holders, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representatives; and

        (xv)  otherwise use commercially reasonable efforts to comply with all applicable federal and state securities rules and regulations; take such other action as may be reasonably necessary to facilitate the registration and qualification of the Registrable Securities hereunder; and make available to its security holders, as soon as reasonably practicable, but not later than the Availability Date (as defined below), an earnings statement covering a period of at least twelve (12) months, beginning after the effective date of each Registration Statement covering Registrable Securities, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act, including Rule 158 promulgated thereunder (for the purpose of this Section 3(k), "Availability Date" means the 45th day following the end of the fourth fiscal quarter that includes the effective date of such Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter)..

        Except as otherwise provided in this Agreement, the Company shall have sole control in connection with the preparation, filing, withdrawal, amendment or supplementing of each Registration Statement, the selection of underwriters, and the distribution of any preliminary prospectus included in the Registration Statement, and may include within the coverage thereof additional shares of Common Stock or other securities for its own account or for the account of one or more of its other security holders.

        (d)    Expenses of Registration.    All expenses incurred in connection with registrations, filings or qualifications pursuant to this Section 15, including, without limitation, all registration, listing and qualification fees, printers and accounting fees and the fees and disbursements of counsel for the Company and the Selling Holders, shall be borne by the Company; provided, however, that (i) each Selling Holder shall pay (A) its pro rata share of discounts and commissions in connection with an underwritten offering and (B) all brokerage commissions in connection with sales of its Registrable Securities, and (ii) the Company shall only be required to bear the fees and out-of-pocket expenses of one legal counsel selected by the Selling Holders in connection with such any registration.

        (e)    Indemnification.

          (i)    Indemnification by the Company.    The Company will indemnify and hold harmless each Selling Holder and its officers, directors, members, employees and agents, successors and assigns, and each other person, if any, who controls such Selling Holder within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (A) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or the omission or alleged omission to state therein a material fact required to be stated

  therein or necessary to make the statements therein not misleading; (B) any violation by the Company or its agents of any rule or regulation promulgated under the Securities Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration; (C) any blue sky application or other document executed by the Company, or based upon written information furnished by the Company, filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities for sale under the securities laws thereof (any such application, document or information herein called a "Blue Sky Application"); or (D) any failure to register or qualify the Registrable Securities included in any Registration Statement in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on a Selling Holder's behalf (the undertaking of any underwriter chosen by the Company being attributed to the Company), and will reimburse such Selling Holder, and each such officer, director, member, employee, agent, successor, assign and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder or any such controlling person in writing specifically for use in such Registration Statement or Prospectus.

          (ii)    Indemnification by the Selling Holders.    In connection with any registration covering Registrable Securities, each Selling Holder will furnish to the Company in writing such information as the Company reasonably requests concerning itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it for use in connection with any Registration Statement or Prospectus and agrees, severally but not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent that such untrue statement or omission is contained in any information furnished in writing by such Selling Holder to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto. In no event shall the liability of a Selling Holder be greater in amount than the dollar amount of the proceeds (net of all expense paid by such Selling Holder in connection with any claim relating to this Section 15(e) and the amount of any damages such holder has otherwise been required to pay by reason of such untrue statement or omission) received by such Selling Holder upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

          (iii)    Conduct of Indemnification Proceedings.    Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

          (iv)    Contribution.    If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a Selling Holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Selling Holder in connection with any claim relating to this Section 15(e) and the amount of any damages such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

        (f)    Assignment of the Registration Rights.    The rights to have the Company register Registrable Securities pursuant to this Agreement shall be automatically assigned by the Warrantholders to transferees or assignees of all or any portion of such Registrable Securities only if: (i) the Warrantholder agrees in writing with the transferee or assignee to assign such rights, (ii) the Company is promptly furnished with written notice of the name and address of such transferee or assignee, (iii) such assignment complies with all laws applicable thereto, and (iv) at or before the time the Company received the written notice contemplated by clause (ii) above, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein.

        (g)    Reports Under Exchange Act.    With a view to making available to the holders of Registrable Securities the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit such holders to sell such securities to the public without registration, the Company agrees to:

            (i)  make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) six months after such date as all of the Registrable Securities may be resold pursuant to Rule 144(k) or any other rule of similar effect or (B) such date as all of the Registrable Securities shall have been sold pursuant to a Registration Statement or under Rule 144; and

          (ii)  file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

          (iii)  furnish to each holder of Registrable Securities upon request, as long as such holder owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, (B) a copy of the Company's most recent Annual

  Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail such holder of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration.

        Section 16.    Successors.    All the covenants and provisions hereof by or for the benefit of the Warrantholder shall bind and inure to the benefit of its respective successors and assigns hereunder.

        Section 17.    Governing Law.    This Warrant shall be governed by, and construed in accordance with, the internal laws of the State of California, without reference to the choice of law provisions thereof. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably submits to the exclusive jurisdiction of the courts of the State of California located in Orange County and the United States District Court for the Southern District of California for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Warrant and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Warrant. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

        Section 18.    No Rights as Stockholder.    Prior to the exercise of this Warrant, the Warrantholder shall not have or exercise any rights as a stockholder of the Company by virtue of its ownership of this Warrant.

        Section 19.    Amendment; Waiver.    This Warrant may not be changed, amended, terminated, augmented, rescinded or discharged (other than by performance), in whole or in part, except by a writing executed by the Company and the Warrantholder, and no waiver of any of the provisions or conditions of this Warrant or any of the rights of the Company or Warrantholder hereunder shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto.

        Section 20.    Section Headings.    The section headings in this Warrant are for the convenience of the Company and the Warrantholder and in no way alter, modify, amend, limit or restrict the provisions hereof.

        IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed, as of the 16th day of August, 2002.

ODETICS, INC.
By:	/s/ GREGORY A. MINER
Name:	Gregory A. Miner
Title:	Chief Executive Officer and Chief Financial Officer
ROTH CAPITAL PARTNERS, LLC.
By:	/s/ BYRON C. ROTH
Name:	Byron C. Roth
Title:	Chairman and Chief Executive Officer

APPENDIX A
ODETICS, INC.
WARRANT EXERCISE FORM

To: Odetics, Inc.:

        The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant ("Warrant") for, and to purchase thereunder by the payment of the Warrant Price and surrender of the Warrant,                          shares of Class A Common Stock ("Warrant Shares") provided for therein, and requests that certificates for the Warrant Shares be issued as follows:

Name

Address

Federal Tax ID or Social Security No.
and delivered by	(certified mail to the above address, or
(electronically (provide DWAC Instructions: _____________), or
(other (specify): _____________________________________).

and, if the number of Warrant Shares shall not be all the Warrant Shares purchasable upon exercise of the Warrant, that a new Warrant for the balance of the Warrant Shares purchasable upon exercise of this Warrant be registered in the name of the undersigned Warrantholder or the undersigned's Assignee as below indicated and delivered to the address stated below.

Dated: _______________________, _______

Note: The signature must correspond with	Signature:
the name of the registered holder as written
on the first page of the Warrant in every
particular, without alteration or enlargement or any change whatever, unless the Warrant has been assigned.	Name (please print)
Address
Federal Identification No. or Social Security No.
Assignee:

APPENDIX B
ODETICS, INC.
NET ISSUANCE ELECTION NOTICE

To: Odetics, Inc.:

        The undersigned hereby irrevocably elects under Section 3(b) of the attached Warrant (the "Warrant") to surrender the right to purchase                          shares of Class A Common Stock ("Warrant Shares") pursuant to the Warrant, and requests that certificates for the shares of Class A Common Stock issuable upon such net issuance election be issued as follows:

Name

Address

Federal Tax ID or Social Security No.
and delivered by	(certified mail to the above address, or
(electronically (provide DWAC Instructions: _____________), or
(other (specify): _____________________________________).

and, if the number of Warrant Shares so surrendered shall not be all the Warrant Shares purchasable upon exercise of the Warrant, that a new Warrant for the balance of the Warrant Shares purchasable upon exercise of this Warrant be registered in the name of the undersigned Warrantholder or the undersigned's Assignee as below indicated and delivered to the address stated below.

Dated: _______________________, _______

Note: The signature must correspond with	Signature:
the name of the registered holder as written
on the first page of the Warrant in every
particular, without alteration or enlargement or any change whatever, unless the Warrant has been assigned.	Name (please print)
Address
Federal Identification No. or Social Security No.
Assignee:

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ODETICS, INC. WARRANT TO PURCHASE 50,000 SHARES OF CLASS A COMMON STOCK, PAR VALUE $0.10 PER SHARE
APPENDIX A ODETICS, INC. WARRANT EXERCISE FORM
APPENDIX B ODETICS, INC. NET ISSUANCE ELECTION NOTICE